Exhibit 99.1

BigBear.ai to Strengthen Balance Sheet Through Significant Debt Reduction

Conversion and Redemption of 2029 Convertible Notes and Simplification of Capital Structure

McLean, VA -January 2, 2026. BigBear.ai (NYSE: BBAI) (the “Company”), a leading provider of mission-ready artificial intelligence solutions for national security, today announced a move that will provide a significant improvement to its balance sheet following the successful reduction of the majority of its outstanding convertible debt.

The Company has issued a notice to holders of the Company’s 6.00% Convertible Senior Secured Notes due 2029 (the “Notes”) calling for redemption (the “Redemption”) of all outstanding Notes.

On January 16, 2026 (the “Redemption Date”), all then-outstanding Notes that are called for Redemption and have not been submitted for conversion will be redeemed for cash at a price (the “Redemption Price”) equal to the principal amount of such Notes plus accrued and unpaid interest on such Notes to, but excluding, the Redemption Date.

The Company expects to eliminate approximately $125 million of debt through a combination of voluntary conversions by noteholders and the Company’s redemption of any Notes that have not been converted through the Redemption Date. Approximately $58 million in principal was already voluntarily converted by noteholders in 2025.

We are taking this action to strengthen the Company’s balance sheet at the first opportunity permitted under the terms of the Notes and expect to issue shares of our Common Stock that we reserved for this purpose when we first issued the Notes in 2024. Importantly, the Company currently expects that substantially all noteholders will voluntarily convert their notes and, as a result, these transactions are currently expected to be completed without any material cash outlay by the Company. Instead, the Company expects to satisfy most or all of its obligations under the Notes by issuing previously reserved shares of the Company’s common stock, preserving liquidity while materially strengthening the Company’s balance sheet.

“Today’s announcement represents an important step in strengthening BigBear.ai’s long-term financial foundation and reflects our disciplined approach to capital management,” said Kevin McAleenan, Chief Executive Officer of BigBear.ai. “By meaningfully reducing our debt burden, we will improve our financial flexibility and position the Company to pursue our next chapter of growth, balancing targeted acquisitions with continued organic expansion.”

Strategic Debt Reduction

As a result of these transactions, BigBear.ai expects to reduce its total note-related debt from approximately $142 million to approximately $17 million, representing the remaining balance of the Company’s convertible notes due 2026. This action is expected to materially lower the Company’s long-term liabilities and interest expense, to enhance its financial flexibility and strengthen the balance sheet.

To satisfy the conversion of the Notes, the Company expects to issue approximately 38 million shares of its common stock. These shares were reserved for this purpose at the time the Notes were issued. While the issuance will increase the Company’s public float, it will simultaneously eliminate both the related debt and associated interest payment obligations from the Company’s balance sheet.

About BigBear.ai

BigBear.ai is a leading provider of mission-ready AI solutions and services for defense, national security, and critical infrastructure. Customers and partners rely on BigBear.ai’s artificial intelligence and predictive analytics capabilities in highly complex, distributed, mission-based operating environments. Headquartered in McLean, Virginia, BigBear.ai is a public company traded on the NYSE under the symbol BBAI. For more information, visit https://bigbear.ai and follow BigBear.ai on LinkedIn: @BigBear.ai and X: @BigBearai. To receive email communications from BigBear.ai, register here.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the planned Redemption and its expected impacts and other statements that are not historical facts. These statements are based on current expectations and beliefs concerning future developments and their potential effects on us and should not be relied upon as representing BigBear’s assessment as of any date subsequent to the date of this press release. There can be no assurance that future developments affecting us will be those that we have anticipated. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, those relating to: our ability to sustain revenue growth; our mix of fixed-price and time-and-material type contracts; the time and expense and our sales cycle; our limited number of customers accounting for a substantial portion of our revenue; our ability to realize the full deal value of our customer contracts; the complexity of our software; the quality of our software offerings; changes in domestic and foreign business, market, financial, political, and legal conditions; changes in government programs or applicable requirements; budgetary constraints, including any potential constraints as a result of federal government policies or spending or termination of contracts; the impact of tariffs or other restrictive trade measures; competition; our ability to realize the benefits of the strategic partnerships; potential delays or changes in the government appropriations or procurement processes; risks regarding the market and our customers accepting and adopting our products; the high degree of uncertainty of the level of demand for, and market utilization of, our solutions and products; our ability to successfully execute and realize the benefits of joint ventures, channel sales relationships, partnerships, strategic alliances, subcontracting opportunities, customer contracts and other commercial agreements to which we are a party; failure to realize expected benefits from the Ask Sage acquisition; risks related to intellectual property, information technology, data privacy and security; risks related to our relationships and business with the public sector; and those factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as such factors may be updated from time to time, including without limitation its Quarterly Reports on Form 10-Q and other documents filed with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from those projected by these forward-looking statements. There may be additional risks that we presently do not know or that we currently believe are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this release. We anticipate that subsequent events and developments will cause our assessments to change. However, we specifically disclaim any obligation to do so, except as may be required by law. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

General/Sales: info@bigbear.ai

Investors: investors@bigbear.ai

Media: media@bigbear.ai